EXHIBIT  1.1
------------

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS
                    ----------------------------------------


          This Agreement (the "Agreement") is entered into as of September 10, 2001, by and between Gmg Public Relations, Inc. a Delaware corporation ("Seller"),(formerly New Paradigm Acquisition III Co.) and Risa BHoag of 23, Blauvelt St. Nanuet New York 10954 ("Buyer").

                               W I T N E S E T H:
                               - - - - - - - - -

          WHEREAS, Seller desires to transfer, convey and assign to Buyer all rights title and interest in and to certain assets related to its public relations business and that portion of the business, activities and operations of Seller of or related to certain clients (as defined herein), on the terms and subject to the conditions hereinafter set forth (with such portions of the business, activities and operations being referred to herein as the "Business") and,

          WHEREAS,  Buyer  desires  to  purchase  the  Business.


          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

          1.1  Purchased Assets.  The  "Business" shall be defined as the public
          ----------------------
relations services provided to those clients listed in Schedule 1.1. attached hereto

               (a) Subject to and upon the terms and conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, convey, assign, and deliver to Buyer all of Seller's right, title and interest to the tangible assets of Seller listed on Schedule 1.1a attached hereto (the "Equipment"),
                                         ----                       ---------

               (b) the following trademarks, trademark applications, trade names, designs, logos and service marks owned or used by Seller in the Business:
"GMG Public Relations, "Global Marketing Group", and any names similar to or any derivation or variation of any and all such names, designs and logos, and the goodwill pertaining thereto and the right to fully exploit such names (collectively, "Marks");

               (c) each contract, agreement, purchase order, sale order, (in each case, whether written or oral and including all amendments thereto) to which Seller is a party or by which it is bound or under which it has any rights or is entitled to benefits, relating to the Business, including, without limitation, all supply, purchase, distribution, advertising and promotional services agreements including, without limitation, those listed on Schedule 1.1(c) hereto (collectively, "Contracts");

               (d) all books and records necessary for the use of any of the Purchased Assets and used in or necessary for the operation of the Business,

               (e) the receivables set out in Schedule 1.1(e).hereto without recourse and without warranty,

               (f) The Equipment, Marks, Copyrights, Lists, Proprietary Rights, Contracts, Business Materials, and all other rights to be sold, transferred, conveyed, assigned, granted and/or delivered to Buyer are hereinafter sometimes collectively referred to as the "Purchased Assets". The Purchased Assets shall be transferred to Buyer at the Closing pursuant to the form of Bill of Sale annexed as Exhibit 1.1 hereto (the "Bill of Sale").

          1.2 Title to Purchased Assets. At the Closing, Seller shall deliver or
          -----------------------------
cause to be delivered to Buyer all right, title and interest of Seller in and to the Purchased Assets, free and clear of any and all mortgage, pledge, hypothecation, assignment, deposit arrangement, claim, encumbrance, lien
(statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement or any financing statement filed under the Uniform Commercial Code or comparable law of any jurisdiction) (collectively, "Liens"),

          1.2(a)  401K and  flex benefits. Buyer is entitled to all money in her
          --------------------------------
401K account as well as to outstanding money held in the medical and child care flex plan providing all proper receipts and documentation are received

          1.3  Excluded  Liabilities.
          ---------------------------

               (a) Buyer shall not assume any of the following (herein collectively referred to as the "Excluded Liabilities"):

                    (i) any obligation or liability of Seller to distribute to its shareholders or otherwise apply all or any part of the Purchase Price received hereunder;

                    (ii) any obligation or liability of Seller based upon acts or omissions of Seller occurring after the Closing Date;

                    (iii) Seller's obligations under any stock option or profit-sharing plans or under any outstanding qualified or non-qualified stock options;

                    (iv) any brokerage or finder's fee payable by Seller in connection with the transactions contemplated hereby;

                    (v) any liabilities of Seller to any of its present or former shareholders as such arising out of any action by Seller in connection with the transactions contemplated hereby;

                    (vi) any and all obligations of Seller for indebtedness for borrowed money or other amounts payable to third parties in the nature of "break-up" fees;

                    (vii) any and all debts, liabilities and obligations of Seller incurred or accrued with respect to any period, or circumstances, or state of facts or occurrences, on or prior to the Closing Date, relating to bonuses, salaries, wages, incentive compensation, compensated absences, workmen's compensation, FICA, unemployment taxes, employee benefits, deferred compensation, wage continuation, severance, termination, pension, section 401(k) plans, cafeteria, retirement, profit-sharing or similar plans or arrangements and any and all vacation, holiday or sick pay or leave incurred or accrued with respect to any employees of Seller whether or not such employees become employees of Buyer, and any and all liabilities or obligations incurred or accrued under Benefit Plans (as hereinafter defined), including, without limitation, contractual and statutory wage continuation, severance, reemployment assistance, termination pay and other benefits;

                    (viii) any and all domestic and foreign federal, state and local income, payroll, property, sales, use, franchise or value added tax liabilities, imposed on Seller or with respect to income or activities of Seller, including assessments and governmental charges or levies imposed in respect of such taxes prior to the Closing Date;

                    (ix) any and all obligations and liabilities of Seller arising under this Agreement (including, without limitation, indemnification obligations and obligations to pay expenses arising out of this Agreement), or from its failure to perform any of its agreements contained herein or incurred by it in connection with the consummation of the transactions contemplated hereby, or for which Seller is responsible under this Agreement, including, without limitation, fees of lawyers, accountants and other advisors;

                    (x) any and all liabilities and obligations with respect to claims, suits, legal, administrative, arbitral or other actions, proceedings and judgments with respect to causes of action or disputes arising, and other non-contractual liabilities of Seller asserted or imposed, or arising out of, any events occurring, or circumstances or state of facts existing, on or prior to the Closing Date, or any product liability or warranty claim with respect to products sold, licensed or distributed or services rendered by Seller prior to the Closing Date;

                    (xi) any and all leases of real property or improvements thereon, including, without limitation, any and all premises occupied by Seller, all leases of tangible personal property not specifically assumed pursuant to the Liabilities Undertaking hereto; and

                    (xii) any commitment, liability or obligation under any contracts or other agreements other than those liabilities under the Contracts specifically assumed by Buyer pursuant to Schedule 1.5.(b)

               (b)  Assumption  of  Liabilities.  Buyer  agrees  to assume those
                    ----------------------------
contractual liabilities of Seller specifically listed on Schedule 1.3.(b) hereto ("Assumed Liabilities"). Except for the Assumed Liabilities Buyer shall not assume or be responsible for any debts, commitments, obligations or liabilities of Seller of any nature whatsoever.

          1.4  Assignments  of  Contracts.  Buyer  and  Seller  acknowledge that
               --------------------------
certain of the Contracts included in the Purchased Assets, and the rights and benefits thereunder, may not, by their terms, be assignable. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any such Contract if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or adversely affect the rights under any such Contract of Buyer or Seller thereunder. In such event, Seller will cooperate with Buyer and use its best efforts to provide for Buyer all benefits to which Seller is entitled under such Contracts, and any transfer or assignment to Buyer by Seller of any such Contract or any right or benefit arising thereunder or resulting there from which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained. Seller shall use its best efforts to obtain such consents and approvals. If and when any such consent or approval shall be obtained or such Contract shall otherwise become assignable to Buyer, Seller shall promptly assign all of its rights thereunder to Buyer. Until such time, Seller shall not enter into any amendment of any such Contract without the prior written consent of Buyer.

                                    ARTICLE 2

                                 PURCHASE PRICE
                                 --------------

          2.1  Purchase  Price.  Subject to and upon the terms and conditions of
               ---------------
this Agreement, Buyer hereby agrees for the benefit of Seller, in full payment and consideration for the Purchased Assets, the following:

               (a) Buyer hereby waives any further payments of cash, stock options and any other benefits or entitlements due to Buyer under the employment agreement between Seller and Buyer dated January 1, 2000

               (b) Buyer hereby waives any further payments of cash, stock options and any other benefits or entitlements under the Purchase and Sale of Assets Agreement between Seller and Buyer dated January 1, 2000

               (c) Buyer hereby waives all options currently granted to Buyer by New Paradigm Strategic Communications, Inc. (formerly New Paradigm Software Corp.)("NPSC")

               (d) Buyer hereby agrees to surrender all shares of NPSC issued to Buyer pursuant to the Employment Agreement or the Purchase and Sale of Assets Agreement dated January 1, 2000

               (e) Buyer hereby surrenders the Note of Seller dated May 15, 2001 and agrees that Seller has no further obligations in respect of such Note

               (f) Buyer hereby waives any and all entitlement to receive remuneration under the public relations services contract by and between the parties hereto.

                                    ARTICLE 3

                               CLOSING; DELIVERIES
                               -------------------

       4.1  Closing.  (a) The Closing under this Agreement (the "Closing") shall
       ------------
take place at the offices of the Buyer at 550 Mamaroneck Avenue, Harrison, New York 10528, at 1.00 on September 10, 2001, or such other date, place or time as the parties hereto shall mutually agree upon (the date of the Closing being called the "Closing Date").

          (b) All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

          (c) Buyer will resign as a director and officer of Gmg public relations, Inc. and Seller will accept such resignations

          (d) Seller is hereby released from all restrictions under the non-compete and non solicit paragraphs in the employment agreement dated January 1, 2000 by and between Buyer and Seller


                                    ARTICLE 4

                                 CHANGE OF NAME
                                 --------------


          4.1  Change of Name.  Seller represents and warrants that it will take
          --------------------
such steps as may be necessary to change its name from "GMG Public Relations, Inc." as soon as possible after the Closing Date.


                                    ARTICLE 5

                                  MISCELLANEOUS
                                  -------------

          5.1  Binding  Agreement;  Assignment.  All the terms and provisions of
          ------------------------------------
this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement and all rights of Buyer shall be assignable to one or more subsidiaries or affiliates of Buyer. Such assignment shall not relieve Buyer of its obligations hereunder.

          5.2  Law  To Govern. This Agreement shall be construed and enforced in
          --------------------
accordance with the laws of the State of New York, without regard to principles of conflict of laws.

          5.3  Arbitration.  The  parties  hereto  agree  that  any  dispute,
          ----------------
controversy or claim arising out of, or relating to, or in connection with this Agreement (including, without limitation, any extension, breach, legality, remedies and other aspects of this Agreement or the conduct and communications of the parties regarding this Agreement and the subject matter of this Agreement) shall be settled by arbitration at the offices of Judicial Arbitration and Mediation Services, Inc. or successor organization for binding arbitration in New York County by a single arbitrator who shall be a former New York Superior Court judge.

The arbitrator may grant injunctions or other relief in such dispute or controversy. All awards of the arbitration shall be binding and non-appealable. Judgement upon award of the arbitration may be entered in any court having jurisdiction. The arbitrator shall apply New York law to the merits of any dispute or claims, without reference to the rules of conflicts of law applicable therein. Suits to compel or enjoin arbitration or to determine the applicability or legality of arbitration shall be brought in the United States District Court for the Southern District of New York, or if that court lacks jurisdiction, in a state court located within the geographic boundaries thereof. Notwithstanding the foregoing, no party to this Agreement shall be precluded from applying to a proper court for injunctive relief by reason of the prior or subsequent commencement of an arbitration proceeding as herein provided. The prevailing party in any arbitration shall be entitled to receive its reasonable attorney's fees and costs from the other party(ies) as awarded by the arbitrator.

          5.4  Notices.  All  notices shall be in writing and shall be deemed to
          ------------
have been duly given to a party hereto if delivered personally, then on the date of such delivery, or on the fifth day after being deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or on the next business day after being sent by recognized national overnight courier services, in each case, to such party, at the following respective addresses:


                   if  to  Buyer,  to:

                   Risa  Hoag.
                   23,  Blauvelt  St.
                   Nanuet
                   New  York
                   10954

                   with  a  copy  to:

                   Messelman, Denlea, Packman & Eberze, P.C.
                   1311  Mamaroneck  Avenue
                   White  Plains,  New  York  10602
                   Attention:  Myron  I  Packman  Esq.

                   if  to  Seller,  to:

                   New Paradigm Acquisition III CO., Inc.
                   630  Third  Avenue
                   New  York,  New  York  10017
                   Attention:  President

or to such other address as any such party may designate in writing in accordance with this Section 10.5.

          5.6  Fees  and  Expenses.  Except  as  expressly  set  forth  in  this
          ------------------------
Agreement, each of the parties shall pay its own fees and expenses with respect to the transactions contemplated hereby.

          5.7  Entire  Agreement.  This  Agreement  sets  forth  the  entire
          ----------------------
understanding of the parties hereto in respect of the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          5.8 Waivers. The failure by any party to this Agreement to comply with
          ------------
any of its obligations hereunder may be waived by any Seller in the case of a default by Buyer and by Buyer in case of a default by Seller. No waiver shall be effective unless in writing and signed by the party granting such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          5.9  No Third-Party Beneficiaries. Nothing herein, express or implied,
          ----------------------------------
is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement or any documents executed in connection with this Agreement.

          5.10  Counterparts.  This  Agreement  may be executed in any number of
          ------------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

          5.11 Headings. The Section and paragraph headings contained herein are
          --------------
for the purposes of convenience only and are not intended to define or limit the contents of said Sections and paragraphs.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   GMG  PUBLIC  RELATIONS,  INC.



                                   By: ________________________
                                   Mark  Blundell

                                   RISA  B.  HOAG.



                                   :

                              FORM OF BILL OF SALE

          THIS BILL OF SALE ("Bill of Sale"), dated as of September 10, 2001, is entered into by and between GMG Public Relations, Inc a Delaware corporation (the "Seller"), and. Risa Hoag ("Buyer") pursuant to the terms of the Agreement of Purchase and Sale of Assets dated September 7, 2001 (the "Agreement"), by and among Buyer and Seller.

Capitalized terms used herein shall have the same meanings and definitions as set forth in the Agreement, unless otherwise specifically defined in this Bill of Sale.

          KNOW ALL MEN BY THESE PRESENTS, that pursuant to the terms and conditions of the Agreement and for the consideration set forth therein, the receipt and sufficiency of which are hereby acknowledged, Seller hereby grants, conveys, assigns, transfers and delivers to Buyer all of Seller's right, title, interest and benefit, of whatever kind and nature, in and to the Purchased Assets attached hereto as Exhibit A free and clear of any liens, charges and encumbrances of any nature whatsoever,

          TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever.

          All of the terms and provisions of this Bill of Sale will be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          Seller hereby constitutes and appoints Buyer, and its successors and assigns, the true and lawful attorney or attorneys of Seller, with full power of substitution, in the name of Buyer or in the name of Seller, by and on behalf of and for the sole benefit of Buyer, her successors and assigns, to demand and receive from time to time any and all of the Purchased Assets, and from time to time to institute and prosecute, in the name of Seller or otherwise, any and all proceedings at law, in equity or otherwise, which Buyer or her successors or assigns, may deem necessary or desirable in order to receive, collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby transferred, assigned and conveyed to Buyer and to defend and compromise any and all actions, suits or proceedings in respect thereof and to do all such acts and things and execute any instruments in relation thereto as Buyer or her successors or assigns shall deem advisable. Without limitation of the foregoing, Seller hereby authorizes Buyer to endorse or assign any instrument, contract or chattel paper relating to the Purchased Assets. Seller agrees that the foregoing appointment made and the powers hereby granted are coupled with an interest and shall be irrevocable.

          Notwithstanding the foregoing, no provision of this Bill of Sale shall in any way modify, replace, amend, change, rescind, waive or in any way affect the express provisions (including the warranties, covenants, agreements, conditions, representations or any of the obligations and indemnifications, and the limitations related thereto) set forth in the Agreement, this Bill of Sale being intended solely to effect the transfer of property sold and purchased pursuant to the Agreement in accordance with the Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Bill of Sale on the date first above written.


                                            GMG  PUBLIC  RELATIONS,  INC



                                            By:_________________________________
                                            Name:
                                            Title:


                                            Risa  B. . Hoag

Schedule  A
-----------

EQUIPMENT
---------
LIST  OF  ASSETS  TO  BE  TRANSFERRED
-------------------------------------


ITEM                                                                              APPROX.
                                                                                  ORIGINAL
                                                                                  COST

Canon PC6RE, copier machine                                                       $     800
HP IIIP Laser Jet Printer                                                              1080
one personal computer hooked to network                                                2500
one personal computer hooked to network                                                4000
One 2 drawer filing cabinet                                                             800
1 HP Office Jet Printer/Fax/Copier/Scanner                                              600
Secretary Desk                                                                          100
Office Chair                                                                            125
Printer Stand                                                                            40
2 four line telephones ($150 each)                                                      300
1 "Friday" multifunction answering machine                                              250
New stationery recently printed                                                        1700
Supplies (e.g., paper clips, tape, paper, envelopes, ink cartridges, pens, etc.)        500
software?                                                                                 ?
TOTAL (EXCLUDING SOFTWARE)                                                        $12795.00

[GRAPHIC  OMITTED]
GMC Public Relations, Inc.
50 Main Street * Suite 1000 * White Plains, NY 10606


                                       10

Schedule 1.1.
------------

EQUIPMENT
---------
LIST OF ASSETS TO BE TRANSFERRED
--------------------------------

ITEM                                                                              APPROX.
                                                                                  ORIGINAL
                                                                                  COST

Canon PC6RE, copier machine                                                       $     800
HP IIIP Laser Jet Printer                                                              1080
one personal computer hooked to network                                                2500
one personal computer hooked to network                                                4000
One 2 drawer filing cabinet                                                             800
1 HP Office Jet Printer/Fax/Copier/Scanner                                              600
Secretary Desk                                                                          100
Office Chair                                                                            125
Printer Stand                                                                            40
2 four line telephones ($150 each)                                                      300
1 "Friday" multifunction answering machine                                              250
New stationery recently printed                                                        1700
Supplies (e.g., paper clips, tape, paper, envelopes, ink cartridges, pens, etc.)        500
software?                                                                                 ?
TOTAL (EXCLUDING SOFTWARE)                                                        $12795.00



Schedule  1.1(a)
----------------

[GRAPHIC  OMITTED]
GMC Public Relations, Inc.
50 Main Street * Suite 1000 * White Plains, NY 10606